SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 21, 2000.


                                  CRYOCON, INC
                               (formerly known as)
                          ISO BLOCK PRODUCTS USA, INC.
             (Exact Name of Registrant as Specified in Its Charter)




         Colorado                       0-25810               36-4323541
     (State or Other            (Commission File Number)    (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


                     2250 North 1500 West, Ogden, Utah 84404
          (Address of Principal Executive Offices, Including Zip Code)


                                 (801) 395-2796
              (Registrant's Telephone Number, Including Area Code)

                          ISO Block Products USA, Inc.
                     2250 North 1500 West, Ogden, Utah 84404
          (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.           OTHER EVENTS.

SPECIAL SHAREHOLDERS MEETING.

         A Special Shareholders Meeting was held on September 21, 2000. The shareholders had the opportunity to vote on four separate resolutions: (1) Changing the name of the corporation from ISO Block Products USA, Inc. to CRYOCON, INC.; (2) Authorizing a four to one reverse split in the company's outstanding stock; (3) Authorizing an increase of the capital stock of the company to 50,000,000 shares of common stock; and, (4) ratifying the change of independent auditors from Larry O'Donnell, CPA, of Aurora, Colorado to Jeff Jones of HJ & Associates, LLC, of Salt Lake City, Utah. After a tally of the votes was made, it was determined that a sufficient number of affirmative votes were cast to pass all four resolutions.

SYMBOL CHANGE:

         In connection with the name change, Cryocon, Inc. has begun trading under a new symbol. The new trading symbol is CRYQ: (CRYQ:OTC BB).

ITEM 7.      EXHIBITS.

The following Exhibit is included as part of this report:

                  None.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CRYOCON, INC.
                                         (Formerly ISO BLOCK PRODUCTS USA, INC.)




Date:  September 25, 2000               By: /s/ Robert W. Brunson
                                        ---------------------------------------
                                        Name:  Robert W. Brunson
                                        Title: President/Chief Executive Officer


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